FORM OF INDEMNIFICATION AGREEMENT
This Indemnification Agreement, dated as of [●], 2020 (this “Agreement”), is entered into between Protective Insurance Corporation, an Indiana corporation (the “Company”), and [•] (“Indemnitee”).
WHEREAS, it is essential to the Company to retain as directors the most capable persons available;
WHEREAS, both the Company and Indemnitee recognize the increased risk of litigation and other claims being asserted against directors of public companies in today’s environment;
WHEREAS, the Amended and Restated Articles of Incorporation of the Company (the “Articles of Incorporation”) require the Company, to the fullest extent permitted by Indiana law, to indemnify, and advance expenses to, its directors whenever any such director is made a party or threatened to be made a party in any action, suit or proceeding by reason of his service as such with the Company;
WHEREAS, the Code of By-Laws of the Company (the “By-Laws”) requires the Company to indemnify and permits the Company to advance expenses to its directors, in each case subject to the terms and conditions provided therein;
WHEREAS, the Indiana Business Corporation Law expressly provides that the indemnification provisions set forth therein are not exclusive, and thereby contemplates that contracts may be entered into between the Company and directors of the Company with respect to indemnification;
WHEREAS, the Indemnitee serves as a director on the board of directors of the Company (the “Board of Directors”) and may be serving as a member of the Special Committee of the Board of Directors formed on April 24, 2020 (the “Special Committee”), in part in reliance on the Articles of Incorporation and the By-Laws;
WHEREAS, uncertainties as to the availability of indemnification created by recent court decisions may increase the risk that the Company will be unable to retain as directors, or members of the Special Committee, the most capable persons available;
WHEREAS, the Board of Directors has determined that enhancing the ability of the Company to retain directors, including the members of the Special Committee, is in the best interests of the Company and its shareholders, and that the Company therefore should seek to assure such persons that indemnification and insurance coverage will be available in the future; and

WHEREAS, in recognition of Indemnitee’s need for protection against personal liability in order to enhance Indemnitee’s service as a director, including as a member of the Special Committee (if applicable), and to take actions as a member of the Board of Directors arising out of, relating to, or in connection with the fact that Indemnitee is or was (or agreed to serve as) a director, member of any committee of the Board of Directors, agent or fiduciary of the Company or any subsidiary of the Company, including as a member of the Special Committee (if applicable) (including taking any action recommended by the Special Committee (including voting to approve or not approve any matter before the Board of Directors in a manner consistent with the recommendation of the Special Committee) and omitting to take any actions within the scope of responsibility of the Special Committee for which the recommendation of the Special Committee has not been provided), in an effective manner and with Indemnitee’s reliance on the Articles of Incorporation and the By-Laws, and in part to provide Indemnitee with specific contractual assurance that the protection promised by the Articles of Incorporation and the By-Laws will be available to Indemnitee (regardless of, among other things, any amendment to or revocation of such Articles of Incorporation and/or By-Laws or any change in the composition of the Board of Directors or acquisition transaction relating to the Company), the Company wishes to provide in this Agreement for the indemnification of and the advancing of expenses to Indemnitee to the fullest extent (whether partial or complete) permitted by law and as set forth in this Agreement, and for the continued coverage of Indemnitee under the directors’ and officers’ liability insurance policy of the Company.
NOW, THEREFORE, in consideration of the premises and of Indemnitee’s agreement to serve or continue to serve the Company as a director, including as a member of the Special Committee (if applicable), directly or, at its request, director of another enterprise, and intending to be legally bound hereby, the parties hereto agree as follows:

1. Certain Definitions. In addition to terms defined elsewhere herein, the following terms have the following meanings when used in this Agreement:
(a)	Affiliate: shall have the meaning set forth in Rule 12b-2 under the Exchange Act.
(b)
Change in Control: shall be deemed to have occurred if (i) any “person” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act), other than (A) the Shapiro Group, (B) a trustee or other fiduciary holding securities under an employee benefit plan of the Company or (C) a corporation or other entity owned directly or indirectly by the shareholders of the Company in substantially the same proportions as their ownership of shares of common stock of the Company, is or becomes the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 20% or more of the total voting power represented by the Company’s then outstanding Voting Securities, (ii) the Shapiro Group is or becomes the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 45% or more of the total voting power represented by the Company’s then outstanding Voting Securities, (iii) during any period of two (2) consecutive years, individuals who at the beginning of such period constitute the Board of Directors and any new director whose election by the Board of Directors or nomination for election by the Company’s shareholders was approved by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason to constitute a majority thereof, or (iv) the shareholders of the Company approve a merger, consolidation, acquisition or other fundamental transaction involving the Company or any of its Affiliates with any other entity other than any such transaction that would result in the Voting Securities of the Company outstanding immediately prior thereto (less any such Voting Securities of the Company beneficially owned, directly or indirectly, by any person that also beneficially owns, directly or indirectly, more than 5% of the Voting Securities of the other party to such transaction) continuing to represent (either by remaining outstanding or by being converted into Voting Securities of the surviving entity or its ultimate parent entity) over 50% of the total voting power represented by the Voting Securities of the Company or such surviving entity (or its ultimate parent entity) outstanding immediately after such merger or consolidation, or the shareholders of the Company approve a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of (in one transaction or a series of transactions) all or substantially all of the Company’s assets.

(c)
Claim: means any threatened, asserted, pending or completed action, suit or proceeding, including a request to waive or toll a statute of limitations, whether civil, criminal, regulatory, administrative, investigative or any other action, suit, or proceeding of any kind whatsoever, whether formal or informal, including any arbitration, mediation or other alternative dispute resolution mechanism, or any appeal of any kind thereof, or any inquiry or investigation, whether instituted by (or in the right of) the Company, any subsidiary of the Company or any governmental agency or any other person or entity, in which Indemnitee was, is, may be or will be involved as a party, witness or otherwise.

(d)	ERISA: means the Employee Retirement Income Security Act of 1974, as amended.
(e)	Exchange Act: means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.
(f)
Expenses: means attorneys’ fees and all other direct or indirect costs, expenses and obligations, including judgments, fines, penalties, interest, appeal bonds, amounts paid in settlement with the approval of the Company (which approval shall not be unreasonably delayed, withheld or conditioned), and counsel fees and disbursements (including, without limitation, experts’ fees, court costs, retainers, appeal bond premiums, transcript fees, duplicating, printing and binding costs, as well as telecommunications, postage and courier charges) paid or incurred in connection with investigating, prosecuting, defending, settling, arbitrating, mediating, being a witness in or participating in (including on appeal), or preparing to investigate, prosecute, defend, settle, arbitrate, mediate, be a witness in or participate in, any Claim relating to any Indemnifiable Event, and shall include, without limitation, all attorneys’ fees and all other expenses incurred by or on behalf of an Indemnitee in connection with preparing and submitting any requests or statements for indemnification, advancement or any other right provided by this Agreement (including, without limitation, such fees or expenses incurred in connection with legal proceedings contemplated by Section 2(d) hereof).

(g)
Indemnifiable Amounts: means any and all liabilities, Expenses, damages, judgments, fines, penalties, ERISA excise taxes and amounts paid in settlement (including all interest, assessments and other charges paid or payable in connection with or in respect of such liabilities, Expenses, damages, judgments, fines, penalties, ERISA excise taxes or amounts paid in settlement) arising out of or resulting from any Claim relating to an Indemnifiable Event.  To the fullest extent permitted by law, Indemnifiable Amounts shall include any punitive, special or exemplary damages, and the multiple portion of a multiplied damages award.

(h)
Indemnifiable Event: means any event or occurrence, whether occurring before, on or after the date of this Agreement, arising out of, relating to, or in connection with the fact that Indemnitee is or was (or agreed to serve as) a director, member of any committee of the Board of Directors, agent or fiduciary of the Company or any subsidiary of the Company, including as a member of the Special Committee (if applicable) (including taking any action recommended by the Special Committee (including voting to approve or not approve any matter before the Board of Directors in a manner consistent with the recommendation of the Special Committee) and omitting to take any actions within the scope of responsibility of the Special Committee for which the recommendation of the Special Committee has not been provided), or is or was serving (or agreed to serve) on behalf of the Company or the Board of Directors or at the request of the Company, the Board of Directors or any committee of the Board of Directors, as a director, member of any committee of directors, officer, employee, manager, member, partner, tax matter partner, trustee, agent, fiduciary or similar capacity, of another company, corporation, limited liability company, partnership, joint venture, employee benefit plan, trust or other entity or enterprise, or by reason of any act or omission by Indemnitee in any such capacity (in all cases whether or not Indemnitee is acting or serving in any such capacity or has such status at the time any Indemnifiable Amount is incurred for which indemnification, advancement or any other right can be provided by this Agreement). The term “Company,” where the context requires when used in this Agreement, shall be construed to include the subsidiaries of the Company and such other company, corporation, limited liability company, partnership, joint venture, employee benefit plan, trust or other entity or enterprise.

(i)
Independent Legal Counsel: means an attorney or firm of attorneys (following a Change in Control, selected in accordance with the provisions of Section 3 hereof) who or which is experienced in matters of corporate law and who or which shall not have otherwise performed services for the Company or Indemnitee on any matter material to such party within the last five years (other than with respect to matters concerning the rights of Indemnitee under this Agreement, or of other indemnitees under similar indemnity agreements).

(j)
Permitted Transferee: means, with respect to each member of the Shapiro Group, (i) any other member of the Shapiro Group, (ii) any Affiliate of any member of the Shapiro Group and (iii) (A) any member or general or limited partner of such member of the Shapiro Group, (B) any corporation, partnership, limited liability company or other entity that is an Affiliate of such member of the Shapiro Group or any member, general or limited partner of such member of the Shapiro Group (collectively, “Shapiro Group Affiliates”), (C) any managing director, general partner, director, limited partner, officer or employee of any Shapiro Group Affiliate, or any spouse, lineal descendant, sibling, parent, heir, executor, administrator, testamentary trustee, legatee or beneficiary of any of the foregoing persons described in this clause (C) (collectively, “Shapiro Group Associates”) or (D) any trust, the beneficiaries of which, or any corporation, limited liability company or partnership, the stockholders, members or general or limited partners of which, consist solely of any one or more of such members of the Shapiro Group, any general or limited partner of such member of the Shapiro Group, any Shapiro Group Affiliates, any Shapiro Group Associates, their spouses or their lineal descendants; provided, that, in no event shall “Permitted Transferees” include Protective Partners, LLC, Protective Investment Partners, LLC, Lancer Insurance Company, Vincent J. Dowling, David P. Delaney, Jr. or any of their respective Affiliates, immediate family members, lineal descendants, siblings, parents, heirs, executors, administrators, testamentary trustees, legatees or beneficiaries.

(k)
Reviewing Party: means any appropriate person or body consisting of a member or members of the Board of Directors or any other person or body appointed by the Board of Directors who or which is not a party to the particular Claim for which Indemnitee is seeking indemnification, or Independent Legal Counsel.

(l)
Shapiro Group: means (i) Norton Shapiro 2008 Trust, Norton Shapiro Revocable Trust, Norton Shapiro Family LLC, NSF Investment Partnership, Richard Horwood, Cheryl Kreiter, Nathan Shapiro, Stephen J. Gray, Emily Rita Shapiro, Randy Shapiro, Lesley Beider Stillman, Steven A. Shapiro C/F Jackson Henry Shapiro UGTMAIL, Steve Shapiro C/F Jayson Ryan Shapiro UTMA/IL, Steve Shapiro C/F Jordyn Reese Shapiro UTMA/IL, New Horizon (Florida) Enterprises Inc., Daniel M. Shapiro C/F Nick E. Shapiro UTMA/IL, Illinois Diversified Company, LLC, Lester Shapiro, Joseph Shapiro, Robert Shapiro, Norton Shapiro and National Superior Fur Dressing & Dyeing Co., Inc. and (ii) each Permitted Transferee thereof.

(m)	Voting Securities: means any securities of the Company which vote generally in the election of directors.

2. Basic Indemnification Arrangement; Advancement of Expenses.
(a)
In the event Indemnitee was, is or becomes a party to or witness or other participant in, or is threatened to be made subject to, a party to or witness or other participant in, a Claim by reason of (or arising in part out of) an Indemnifiable Event, the Company shall indemnify Indemnitee, or cause Indemnitee to be indemnified, to the fullest extent permitted by law as soon as practicable but in any event no later than thirty (30) days after written demand is presented to the Company, and hold Indemnitee harmless against any and all Indemnifiable Amounts.

(b)
If so requested by Indemnitee, the Company shall advance, or cause to be advanced, promptly (and, in any event, within five (5) business days of such request), any and all Expenses incurred or reasonably expected to be incurred by Indemnitee (an “Expense Advance”). The Company shall, in accordance with such request (but without duplication), (i) pay, or cause to be paid, such Expenses on behalf of Indemnitee or (ii) if Indemnitee shall have elected to pay such Expenses and have such Expenses reimbursed, reimburse, or cause the reimbursement of, Indemnitee for such Expenses. Subject to Section 2(d) and to the fullest extent permitted by law, Indemnitee’s right to an Expense Advance is absolute and shall not be subject to any prior determination by the Reviewing Party that Indemnitee has satisfied any applicable standard of conduct for indemnification.

(c)
Notwithstanding anything in this Agreement to the contrary, Indemnitee shall not be entitled to indemnification or advancement of Expenses pursuant to this Agreement in connection with any Claim initiated by Indemnitee unless (i) the Company has joined in or the Board of Directors has authorized or consented to the initiation of such Claim, (ii) the Claim is one to enforce Indemnitee’s rights under this Agreement or (iii) the Company is expressly required by law to provide indemnification or advancement of Expenses in connection with such Claim initiated by Indemnitee.

(d)
Notwithstanding the foregoing, (i) the indemnification obligations of the Company under Section 2(a) shall be subject to the condition that the Reviewing Party shall not have determined (in a written legal opinion, in any case in which the Independent Legal Counsel is involved as required by Section 3 hereof) that Indemnitee would not be permitted to be indemnified under applicable law, and (ii) the obligation of the Company to make an Expense Advance pursuant to Section 2(b) shall be subject to the condition that, if, when and to the extent that the Reviewing Party determines (in a written legal opinion, in any case in which the Independent Legal Counsel is involved as required by Section 3 hereof) that Indemnitee would not be permitted to be so indemnified under applicable law, the Company shall be entitled to be reimbursed by Indemnitee (who hereby agrees to reimburse the Company) for all such amounts theretofore paid. Indemnitee hereby undertakes to repay any Expense Advances actually advanced to the extent it is ultimately determined that Indemnitee is not entitled under this Agreement or otherwise to be indemnified by the Company in respect thereof; provided, however, that if Indemnitee has commenced or thereafter commences legal proceedings in a court of competent jurisdiction to secure a determination that Indemnitee should be indemnified under applicable law, any determination made by the Reviewing Party that Indemnitee would not be permitted to be indemnified under applicable law shall not be binding and Indemnitee shall not be required to reimburse the Company for any Expense Advance until a final judicial determination is made with respect thereto (as to which all rights of appeal therefrom have been exhausted or lapsed).  No other form of undertaking shall be required of Indemnitee other than execution of this Agreement. Indemnitee’s undertaking to repay such Expense Advances shall be unsecured and interest-free. If there has not been a Change in Control, the Reviewing Party shall be selected by the Board of Directors, and if there has been such a Change in Control, the Reviewing Party shall be the Independent Legal Counsel referred to in Section 3 hereof. If there has been no determination by the Reviewing Party within thirty (30) days after written demand is presented to the Company or if the Reviewing Party determines that Indemnitee would not be permitted to be indemnified in whole or in part under applicable law, Indemnitee shall have the right to commence litigation in any court in the State of New York or the State of Indiana having subject matter jurisdiction thereof and in which venue is proper seeking an initial determination by the court or challenging any such determination by the Reviewing Party or any aspect thereof, including the legal or factual basis therefor, and the Company hereby consents to service of process and to appear in any such proceeding. Any determination by the Reviewing Party otherwise shall be conclusive and binding on the Company and Indemnitee.

3. Change in Control. The Company agrees that if there is a Change in Control then with respect to all matters thereafter arising concerning the rights of Indemnitee to indemnity payments and Expense Advances under this Agreement or any provision of the Articles of Incorporation or the By-Laws now or hereafter in effect, the Company shall seek legal advice only from Independent Legal Counsel selected by Indemnitee and approved by the Company (which approval shall not be unreasonably delayed, conditioned or withheld). Such counsel, among other things, shall render its written opinion to the Company and Indemnitee as to whether and to what extent Indemnitee would be permitted to be indemnified under applicable law. The Company agrees to pay the reasonable fees of the Independent Legal Counsel and to indemnify fully such counsel against any and all expenses (including attorneys’ fees), claims, liabilities and damages arising out of or relating to this Agreement or its engagement pursuant hereto.
4. Indemnification for Additional Expenses. The Company shall indemnify, or cause the indemnification of, Indemnitee against any and all Expenses and, if requested by Indemnitee, shall advance such Expenses to Indemnitee subject to and in accordance with Section 2(b), which are incurred by Indemnitee in connection with any action brought by Indemnitee for (a) indemnification or an Expense Advance by the Company under this Agreement or any provision of the Articles of Incorporation or the By-Laws now or hereafter in effect and/or (b) recovery under any directors’ and officers’ liability insurance policies maintained by the Company, regardless of whether Indemnitee ultimately is determined to be entitled to such indemnification, Expense Advance or insurance recovery, as the case may be; provided that Indemnitee shall be required to reimburse such Expenses in the event that a final judicial determination is made (as to which all rights of appeal therefrom have been exhausted or lapsed) that such action brought by Indemnitee, or the defense by Indemnitee of an action brought by the Company or any other person, as applicable, was frivolous or in bad faith.
5. Partial Indemnity, Etc. If Indemnitee is entitled under any provision of this Agreement to indemnification by the Company for some or a portion of the Expenses or other Indemnifiable Amounts in respect of a Claim but not, however, for all of the total amount thereof, the Company shall nevertheless indemnify Indemnitee for the portion thereof to which Indemnitee is entitled. Moreover, notwithstanding any other provision of this Agreement, to the extent that Indemnitee has been successful on the merits or otherwise in defense of any or all Claims relating in whole or in part to an Indemnifiable Event or in defense of any issue or matter therein, including dismissal without prejudice, Indemnitee shall be indemnified against all Expenses incurred in connection therewith.

6. Burden of Proof, Etc. In connection with any determination by the Reviewing Party or otherwise as to whether Indemnitee is entitled to be indemnified hereunder, the Reviewing Party, any court, any finder of fact or any other relevant person shall presume that Indemnitee has satisfied the applicable standard of conduct and is entitled to indemnification, and the burden of proof shall be on the Company (or any other person or entity disputing such conclusions) to establish, by clear and convincing evidence, that Indemnitee is not so entitled.
7. Reliance as Safe Harbor. For purposes of this Agreement, and without creating any presumption as to a lack of good faith if the following circumstances do not exist, Indemnitee shall be deemed to have acted in good faith and in a manner Indemnitee reasonably believed to be in or not opposed to the best interests of the Company if Indemnitee’s actions or omissions were taken in good faith reliance upon the records of the Company or any of its subsidiaries, including its financial statements, or upon information, opinions, reports or statements furnished to Indemnitee by the officers or employees of the Company or any of its subsidiaries in the course of their duties and reasonably believed at the time to be reliable and competent in the matters presented, or by committees of the Board of Directors, or by any other person (including legal counsel, accountants and financial advisors) as to matters Indemnitee reasonably believed at the time to be within such other person’s professional or expert competence and who has been selected with reasonable care by or on behalf of the Company. In addition, the knowledge and/or actions, or failures to act, of any director, officer, agent or employee of the Company shall not be imputed to Indemnitee for purposes of determining the right to indemnification hereunder.
8. No Other Presumptions. For purposes of this Agreement, the termination of any Claim by judgment, order, settlement (whether with or without court approval) or conviction, or upon a plea of nolo contendere, or its equivalent, shall not create a presumption that Indemnitee did not meet any particular standard of conduct or have any particular belief or that a court has determined that indemnification is not permitted by applicable law. In addition, neither the failure of the Reviewing Party to have made a determination as to whether Indemnitee has met any particular standard of conduct or had any particular belief, nor an actual determination by the Reviewing Party that Indemnitee has not met such standard of conduct or did not have such belief, prior to the commencement of legal proceedings by Indemnitee to secure a judicial determination that Indemnitee should be indemnified under applicable law, shall be a defense to Indemnitee’s claim or create a presumption that Indemnitee has not met any particular standard of conduct or did not have any particular belief.
9. Nonexclusivity, Etc. The rights of Indemnitee hereunder shall be in addition to any other rights Indemnitee may have under the Articles of Incorporation, the By-Laws or the Indiana Business Corporation Law or otherwise. To the extent that a change in applicable law (whether by statute or judicial decision) permits greater indemnification by agreement than would be afforded as of the date hereof under the Articles of Incorporation, the By-Laws or this Agreement, it is the intent of the parties hereto that Indemnitee shall enjoy by this Agreement the greater benefits so afforded by such change. To the extent that there is a conflict or inconsistency among the terms of this Agreement, the Articles of Incorporation or the By-Laws, it is the intent of the parties hereto that Indemnitee shall enjoy the greatest benefits regardless of whether contained herein or in the Articles of Incorporation or the By-Laws. No amendment or alteration of the Articles of Incorporation, the By-Laws or any other agreement shall adversely affect the rights provided to Indemnitee under this Agreement. No change in applicable law shall have the effect of reducing the benefits available to Indemnitee hereunder.

10. Liability Insurance. The Company shall maintain an insurance policy or insurance policies (from insurance carriers with an A.M. Best rating of “A” or higher in the case of primary coverage and “A-” or higher in the case of excess coverage) providing directors’ and officers’ liability insurance, and Indemnitee shall be covered by such policy or policies in accordance with its or their terms to the maximum extent of the coverage available for any of the Company’s directors and officers. If the Company receives from Indemnitee any notice of a Claim, the Company shall give prompt notice of the Claim to the insurer(s) in accordance with the procedures set forth in the policy(ies). The Company shall thereafter take all necessary or desirable action to cause such insurer(s) to pay, to or on behalf of Indemnitee, all amounts payable as a result of such Claim in accordance with the terms of such policy(ies). Nothing herein shall (a) relieve the Company of any of its indemnification obligations or (b) prevent Indemnitee from directly providing notice of a Claim to such insurer(s) or directly pursuing recovery under such policies.
11. Period of Limitations. No legal action shall be brought and no claim or cause of action shall be asserted by or in the right of the Company against Indemnitee, Indemnitee’s spouse, heirs, executors or personal or legal representatives after the expiration of two years from the date of accrual of such claim or cause of action, and any claim or cause of action of or on behalf of the Company shall be extinguished and deemed released unless asserted by the timely filing of a legal action within such two-year period; provided, however, that if any shorter period of limitations is otherwise applicable to any such claim or cause of action, such shorter period shall govern.
12. Amendments, Etc. No supplement, modification or amendment of this Agreement shall be binding unless executed in writing by both of the parties hereto. No waiver of any of the provisions of this Agreement shall be deemed to, or shall, constitute a waiver of any other provisions hereof (whether or not similar), nor shall such waiver constitute a continuing waiver.
13. Subrogation. In the event of payment under this Agreement, the Company shall be subrogated to the extent of such payment to all of the rights of recovery of Indemnitee, who shall execute all papers reasonably required and shall do everything that may be reasonably necessary to secure such rights, including the execution of such documents necessary to enable the Company effectively to bring suit to enforce such rights. The Company shall pay or reimburse all Expenses actually and reasonably incurred by Indemnitee in connection with such subrogation.
14. No Duplication of Payments. The Company shall not be liable under this Agreement to make any payment in connection with any Claim made against Indemnitee to the extent that Indemnitee has otherwise actually received payment of such amount otherwise indemnifiable hereunder, whether under any insurance policy, or any provision of the Articles of Incorporation or the By-Laws, or otherwise.
15. Defense of Claims. The Company shall be entitled to participate in the defense of any Claim relating to an Indemnifiable Event or to assume the defense thereof, with counsel reasonably satisfactory to Indemnitee; provided that if Indemnitee believes, after consultation with counsel selected by Indemnitee, that (a) the use of counsel chosen by the Company to represent Indemnitee would present such counsel with an actual or potential conflict of interest, (b) the named parties in any such Claim (including any impleaded parties) include both the Company, or any subsidiary of the Company, and Indemnitee, and Indemnitee concludes that there may be one or more legal defenses available to him or her that are different from or in addition to those available to the Company or any subsidiary of the Company, or (c) any such representation by such counsel would be precluded under the applicable standards of professional conduct then prevailing, then Indemnitee shall be entitled to retain separate counsel (but not more than one law firm plus, if applicable, local counsel in respect of any particular Claim) at the Company’s expense. The Company shall not be liable to Indemnitee under this Agreement for any amounts paid in settlement of any Claim relating to an Indemnifiable Event effected without the Company’s prior written consent. The Company shall not, without the prior written consent of Indemnitee, effect any settlement of any Claim relating to an Indemnifiable Event to which Indemnitee is, was or could have been a party unless such settlement solely involves the payment of money and includes a complete and unconditional release of Indemnitee from all liability on all claims that are the subject matter of such Claim. Neither the Company nor Indemnitee shall unreasonably withhold, condition or delay its or his or her consent to any proposed settlement; provided that Indemnitee may withhold consent to any settlement that does not provide a complete and unconditional release of Indemnitee. In no event shall Indemnitee be required to waive, prejudice or limit attorney-client privilege or work-product protection or other applicable privilege or protection.

16. No Adverse Settlement. The Company shall not seek, shall not agree to, shall not consent to, shall not support and shall contest any settlement or other resolution of any Claim(s), or settlement or other resolution of any other claim, action, proceeding, demand, investigation or other matter that has the actual or purported effect of extinguishing, limiting or impairing Indemnitee’s rights hereunder, including, without limitation, the entry of any bar order or other order, decree or stipulation, pursuant to 15 U.S.C. § 78u-4 (the Private Securities Litigation Reform Act), or any similar foreign, federal or state statute, regulation, rule or law.
17. Binding Effect, Etc. This Agreement shall be binding upon, inure to the benefit of and be enforceable by the parties hereto and their respective successors (including any direct or indirect successor or continuing company by purchase, merger, consolidation or otherwise to all or substantially all of the business and/or assets of the Company), assigns, spouses, heirs, executors and personal and legal representatives. The Company shall require and cause any successor (whether direct or indirect and whether by purchase, merger, consolidation, or otherwise) to all or substantially all of the business and/or assets of the Company, by written agreement in form and substance satisfactory to Indemnitee and his or her counsel, expressly to assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform if no such succession had taken place. This Agreement shall continue in effect regardless of whether Indemnitee continues to serve as an officer and/or director of the Company or member of any committee of the Board of Directors or of any other entity or enterprise at the Company’s request.
18. Security. To the extent requested by Indemnitee and approved by the Board of Directors, the Company may at any time and from time to time provide security to Indemnitee for the obligations of the Company hereunder through an irrevocable bank line of credit, a funded trust or other collateral or by other means. Any such security, once provided to Indemnitee, may not be revoked or released without the prior written consent of such Indemnitee.
19. Severability. If any provision or provisions of this Agreement shall be held to be invalid, illegal or unenforceable for any reason whatsoever, (a) the validity, legality and enforceability of the remaining provisions of this Agreement (including, without limitation, all portions of any paragraph of this Agreement containing any such provision held to be invalid, illegal or unenforceable, that are not themselves invalid, illegal or unenforceable) shall not in any way be affected or impaired thereby and (b) to the fullest extent possible, the provisions of this Agreement (including, without limitation, all portions of any paragraph of this Agreement containing any such provision held to be invalid, illegal or unenforceable) shall be construed so as to give effect to the intent manifested by the provision held invalid, illegal or unenforceable and to give effect to the terms of this Agreement.
20. Specific Performance, Etc. The parties recognize that if any provision of this Agreement is violated by the Company, Indemnitee may be without an adequate remedy at law. Accordingly, in the event of any such violation, Indemnitee shall be entitled, if Indemnitee so elects, to institute proceedings, either in law or at equity, to obtain damages, to enforce specific performance, to enjoin such violation, or to obtain any relief or any combination of the foregoing as Indemnitee may elect to pursue.

21. Notices. All notices, requests, consents and other communications hereunder to any party shall be deemed to be sufficient if contained in a written document delivered in person or sent by electronic mail, nationally recognized overnight courier or personal delivery, addressed to such party at the address set forth below or such other address as may hereafter be designated on the signature pages of this Agreement or in writing by such party to the other parties:
(a)	If to the Company, to:
Protective Insurance Corporation
111 Congressional Boulevard
Carmel, IN 46032
Email: swignall@protectiveinsurance.com
Attn: Sally B. Wignall
 Senior Vice President, General Counsel & Corporate Secretary
(b)	If to Indemnitee, to the address set forth on Annex A hereto.
All such notices, requests, consents and other communications shall be deemed to have been given or made if and when received (including by overnight courier) by the parties at the above addresses or sent by electronic transmission, with confirmation received, to the emails specified above (or at such other address for a party as shall be specified by like notice). Any notice delivered by any party hereto to any other party hereto shall also be delivered to each other party hereto simultaneously with delivery to the first party receiving such notice.
22. Counterparts. This Agreement may be executed in counterparts, each of which shall for all purposes be deemed to be an original but all of which together shall constitute one and the same agreement. Only one such counterpart signed by the party against whom enforceability is sought needs to be produced to evidence the existence of this Agreement.
23. Headings. The headings of the sections and paragraphs of this Agreement are inserted for convenience only and shall not be deemed to constitute part of this Agreement or to affect the construction or interpretation hereof.
24. Governing Law. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Indiana applicable to contracts made and to be performed in such state without giving effect to the principles of conflicts of laws.  Each party agrees that any suit or proceeding arising in respect of this Agreement will be tried exclusively in the Hamilton Superior Court (Hamilton County, Indiana), any New York State court sitting in the Borough of Manhattan, New York, the United States District Court for the Southern District of Indiana or the United States District Court for the Southern District of New York and, in each case, any appellate court thereof, and each party agrees to submit to the exclusive jurisdiction of, and to venue in, such courts (and agrees not to commence any action, suit, or proceeding relating thereto except in such courts). Each party hereby waives any objection to the laying of venue of any action, suit, or proceeding arising out of this Agreement in any such court, and hereby waives and agrees not to plead or claim in any such court that any such action, suit, or proceeding brought in any such court has been brought in an inconvenient forum.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.
PROTECTIVE INSURANCE CORPORATION
By:      _____________________________
Name:
Title:
________________________________
[Indemnitee]